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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-67113, 333-45447 and 333-45449).

ARTHUR ANDERSEN LLP

Houston, Texas
December 16, 1998